EXHIBIT 99.1

INTEGRATED ENVIRONMENTAL TECHNOLOGIES, LTD.
ANNOUNCES NEW DISTRIBUTOR AND INDEPENDENT SALES REPRESENTATIVES FOR ITS SOLUTIONS

Brady Industries, a Janitorial and Sanitation Wholesale Distribution Company,
 Commences Sales of Solutions

LITTLE RIVER, S.C., March 28, 2012 – Integrated Environmental Technologies, Ltd. (“IET” or the “Company”) (OTC Bulletin Board: IEVM), announced today that Brady Industries, Inc. (“Brady”), a janitorial and sanitation wholesale distribution company, has added IET’s Excelyte® disinfecting solution and Catholyte Zero™ cleaning solution to the Brady product offerings.  The Company also announced that it was working with nine independent sales representatives Brady has offices and warehouse facilities in Salt Lake City, Utah; Las Vegas and Reno, Nevada; Boise, Idaho; Albuquerque and Farmington, New Mexico; and Phoenix, Arizona. Brady sells to both local and regional commercial customers.  Brady’s Salt Lake City, Utah facility is currently selling Excelyte® and Catholyte Zero™ solutions to customers that include fitness gyms, hospitals, grocery stores and office buildings.  As the anticipated demand for Excelyte® and Catholyte Zero™ solutions grows, the Company expects to expand the distribution to the other Brady locations and to have the solutions offered for purchase through the Brady website.  The Company and its sales management partner, TrueLogix LLC, recently completed a training session with Brady Salt Lake City, Utah sales representatives on the effectiveness of Excelyte® and Catholyte Zero™ solutions.  The Company will supply Brady with the Excelyte® and Catholyte Zero™ solutions from its Layton, Utah facility.

The Company is also working with nine independent sales representatives that are developing territories in Utah, New Mexico, Idaho, Wyoming, Colorado, California, Nevada, North Dakota, Washington and Montana.  These independent sales representatives are primarily looking to sell Excelyte® and Catholyte Zero™ solutions to janitorial and sanitation customers and to agricultural customers.

David LaVance, Chairman, President and Chief Executive Officer of the Company, commented “The placement of Excelyte® and Catholyte Zero™ solutions into the Brady organization was the culmination of an extensive effort on the part of the Company and TrueLogix to access the Brady distribution network and represents a major step toward broadening the distribution channels for our solutions.  I am pleased that we have gained traction with a diverse group of customers that appreciate the benefits of Excelyte® and Catholyte Zero™ solutions as effective, non-toxic, environmentally responsible alternatives to hazardous chemicals traditionally prevalent in commercial use.”

Howard Gee, a principal of TrueLogix, observed “Brady Industries sees hundreds of product offerings on an annual basis.  To have Excelyte® and Catholyte Zero™ solutions accepted by Brady and placed into its product offerings speaks to the uniqueness of the solutions and provides IET with access to a significant base of commercial customers.”

About Integrated Environmental Technologies, Ltd.

Integrated Environmental Technologies, Ltd., is a publicly-traded company that operates through its wholly-owned operating subsidiary, I.E.T., Inc.  The Company sells a disinfecting solution under the EcaFlo® and Excelyte® brand names and sells a cleaning solution under the Catholyte Zero™ brand name.  Both solutions are produced by the Company’s proprietary EcaFlo® equipment which utilizes an electrolytic process known as electrochemical activation to reliably produce environmentally responsible solutions for cleaning, sanitizing and disinfecting.  EcaFlo® Anolyte and Excelyte® solutions are EPA-registered surface disinfectants and sanitizers approved for hospital-level use.  The products can be used safely anywhere there is a need to control pathogens, bacteria, viruses, and germs.  Catholyte Zero™ solutions are an environmentally friendly cleanser and degreaser for janitorial, sanitation and food processing uses.  To learn more about Integrated Environmental Technologies, Ltd. and I.E.T., Inc., please visit our websites at www.ietltd.net  (investor relations) and www.ietecaflo.com (product information).

Forward-Looking Statements

Statements about the Company's future expectations and all other statements in this press release other than historical facts are forward-looking statements. Such statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from expected results.  Among these risks, trends and uncertainties are economic conditions both generally and within the industries in which the company may participate; competition within the Company’s chosen industries, including competition from much larger competitors; technological advances; available capital; regulatory approval; and failure by the Company to successfully develop or acquire products and form new business relationships.  Since these statements involve risks and uncertainties and are subject to change at any time, the Company's actual results could differ materially from expected results.

Contacts:

Integrated Environmental Technologies, Ltd.
Thomas S. Gifford
Executive Vice President and Chief Financial Officer
Tel.:  (732) 282-1055